EXHIBIT 3.2

BYLAWS OF SOUTHERN MICHIGAN BANCORP, INC. Amended and Restated June 18, 2007

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ARTICLE I
MEETINGS OF SHAREHOLDERS

          Section 1.          Times and Places of Meetings. All meetings of the shareholders shall be held at such times and places, within or without the State of Michigan, as may be fixed from time to time by the Board of Directors. If no designation of the place of meeting is made, such meeting shall be held at the principal office of Corporation, 51 West Pearl Street, Coldwater, Michigan.

          Section 2.          Annual Meetings. An annual meeting of the shareholders shall be held on such date as designated by the Board of Directors at the offices of the Corporation in Coldwater, Michigan or at such other place within or without the State of Michigan as designated by the Board of Directors. One of the purposes of this annual meeting shall be the election of directors.

          Section 3.          Special Meetings. Special meetings of the shareholders may be called by resolution of a majority of the Board of Directors or by the Chairman of the Board or the Chief Executive Officer, and shall be held on a date fixed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

          Section 4.          Notice of Meetings. Written notice of each meeting of shareholders, stating the time, place, if any, and purposes thereof, shall be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date fixed for the meeting, either personally, by mail, or, if authorized by the Board of Directors, by a form of electronic transmission to which the shareholder has consented. For the purposes of these Bylaws, "electronic transmission" means any form of communication that does not directly involve the physical transmission of paper, that creates a record that may be retained and retrieved by the recipient and that may be reproduced in paper form by the recipient through an automated process. If authorized by the Board of Directors, a shareholder or proxy holder may be present and vote at the meeting by remote communication, in which case the means of remote communication allowed shall be specified in the notice of the meeting. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute both (i) a waiver of notice or defective notice except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.

          Section 5.          Shareholder List. The officer or agent who has charge of the stock ledger of this Corporation shall prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged by class or series of shares in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting and may be inspected during the whole time of the meeting by any shareholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting.

          Section 6.          Quorum.

          (a)          Unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law, the number of shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting.

          (b)          Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at the meeting, unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law.

          (c)          If there is no quorum, the Chairman of the Board or officer of this Corporation presiding as chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. However, if the adjournment is for more than thirty days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice of the time, place, and purposes of such meeting shall be given to each shareholder of record on the new record date.

          (d)          Once a quorum is determined to be present, the shareholders present in person or by proxy at any meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting is adjourned solely for the purpose of receiving the results of voting by shareholders, such meeting need not be reconvened, but shall stand adjourned pending submission of the results of voting to the Secretary of this Corporation, whereupon the meeting shall stand adjourned until the next regular or special meeting of shareholders.

          Section 7.          Vote Required. When a quorum is present at any meeting, any action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, whether present in person or represented by proxy, unless a greater vote is required by the Articles of Incorporation or express provision of statute. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

          Section 8.          Voting Rights and Proxies. Except as otherwise provided by the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder shall at every meeting of shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. Each proxy to vote shall be in writing and signed by the shareholder or his or her duly authorized representative, and no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

          Section 9.          Participation in Meeting by Remote Communication. A shareholder may participate in a shareholder meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if (a) the Board of Directors authorizes such participation; (b) all participants are advised of the means of remote communication and the names of the participants in the meeting; (c) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (d) the Corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (e) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.

          Section 10.          Matters to be Considered. Except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws:

          (a)          No matter may be presented for shareholder action at an annual or special meeting of shareholders unless such matter is: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (ii) presented at the meeting by or at the direction of the Board of Directors; (iii) properly presented for action at the meeting by a shareholder of record in accordance with the notice provisions set forth in this Section and any other applicable requirements; or (iv) a procedural matter presented, or accepted for presentation, by the chairman of the meeting in the chairman's sole discretion.

          (b)          For a matter to be properly presented by a shareholder for action at a meeting of shareholders, the shareholder must be a shareholder of record and must have given timely notice of the shareholder's intention to present the matter for action at the meeting in writing to the Secretary of the Corporation. To be timely, the notice must be delivered to, or mailed to and received at, the office of the Secretary of the Corporation not less than 120 calendar days prior to the date corresponding to the date on which the Corporation's proxy statement or notice of meeting was first released to shareholders in connection with the last preceding annual meeting of shareholders, in the case of an annual meeting (unless the Corporation did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), or not more than 7 days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting, in the case of a special meeting. The notice by the shareholder must set forth: (i) a brief description of the matter the shareholder desires to present for shareholder action; (ii) the name and record address of the shareholder proposing the matter for shareholder action; (iii) the class and number of shares of stock of the Corporation that are beneficially owned by the shareholder; (iv) any material interest of the shareholder in the matter proposed for shareholder action; and (v) the exact text of any resolution the shareholder proposes to present for action at the meeting. Notwithstanding the foregoing paragraph, if the shareholder desires to require the Corporation to include the shareholder's proposal in the Corporation's proxy materials, matters and proposals submitted for inclusion in the Corporation's proxy materials must comply with by the solicitation rules and regulations of the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 14a-8.

          Section 11.          Conduct of Meetings. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

          (a)          The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman of the meeting. If, in his or her absolute discretion, the chairman of the meeting deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b)          If disorder should arise which, in the absolute discretion of the chairman of the meeting, prevents the continuation of the legitimate business of the meeting, the chairman of the meeting may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

          (c)          The chairman of the meeting may require any person who is not a bona fide shareholder of record on the record date, or is not a validly appointed proxy of such a shareholder, to leave the meeting.

          (d)          The chairman of the meeting may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second. Except as the chairman of the meeting shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for a vote only if proposed by a shareholder of record on the record date or a validly appointed proxy of such a shareholder, and seconded by such a shareholder or proxy other than the individual who proposed the resolution or motion.

          (e)          When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman of the meeting may at his or her discretion declare the polls to be closed, and no further votes may be cast or changed after such declaration. If no such declaration is made by the chairman of the meeting, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman of the meeting.

          (f)          When the chairman of the meeting has declared the polls to be closed on all matters then before a meeting, the chairman of the meeting may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman of the meeting at or after the meeting.

          (g)          When the chairman of the meeting determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

          (h)          When the chairman of the meeting has declared a meeting to be adjourned, unless the chairman of the meeting has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

          Section 12.          Inspectors of Election. The Board of Directors or, if they shall not have so acted the chairman of the meeting, may appoint, at or prior to any meeting of shareholders, one or more persons (who may be directors, officers, or employees of this Corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

          Section 13.          Voting. When any vote is taken by written ballot at any meeting of shareholders, an unrevoked proxy submitted in accordance with its terms shall be accepted in lieu of, and shall be deemed to constitute, a written ballot marked as specified in such proxy.

          Section 14.          Vote by Shareholder Corporation. Any other corporation which is a shareholder of this Corporation may vote by an officer or agent, or by proxy appointed by an officer or agent or by some other person, who by action of its Board of Directors or pursuant to its Bylaws, shall be authorized to vote.

ARTICLE II
RECORD DATE

          Section 1.          Fixing of Record Date by Board. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing, without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to the effective date of any other action proposed to be taken. Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

          Section 2.          Record Date in the Absence of Board Action. If a record date is not fixed by the Board of Directors: (i) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

          Section 3.          Adjournments. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting. A shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.

ARTICLE III
DIRECTORS

          Section 1.          Number. The powers of the Corporation shall be exercised by, and the management of the business and affairs of the Corporation shall be vested in a Board of Directors. The number of directors of this Corporation shall be fixed from time to time by a resolution adopted by not less than 80% of the directors then in office.

          Section 2.          Term. The Board of Directors shall be divided into three classes, each as nearly equal in number as possible. A number of directors equal to the number whose term expires at the time of the meeting shall be elected at each annual shareholder meeting, except directors may be elected for shorter terms so that approximately one-third of the directors are elected each year. Each director shall hold office until the third succeeding annual shareholder meeting and until a successor is elected and qualified.

          Section 3.          Qualification.

          (a)          In managing the business and affairs of the Corporation, the Board of Directors oversees the practices and conditions of the Corporation's affiliate financial institution to assure that it engages in safe and sound practices and that it remains in a safe and sound condition and that it operates in accordance with applicable laws and regulations all in order to maintain public confidence and protect the public interest and the interest of depositors, creditors and shareholders. Therefore, in order for any nominee to be eligible to be elected to or to serve on the Board of Directors, the nominee must have a history of conducting his or her own personal and business affairs in a safe and sound manner, in a safe and sound condition, in accordance with applicable laws and regulations, and without substantial conflicts of interests. Prior to their nomination, all potential new director nominees shall complete under oath a director qualification, eligibility and disclosure questionnaire, as shall be approved by the Board of Directors (hereafter "Director Qualification, Eligibility and Disclosure Questionnaire"), which Director Qualification, Eligibility and Disclosure Questionnaire shall be reviewed by the Board of Directors to determine whether each such nominee is eligible to serve pursuant to the foregoing criteria. The Board of Directors shall, within thirty (30) days after receipt by the Secretary of a shareholder's notice of intent to make a nomination for election of directors satisfying the requirements of Section 3(b) of this Article III shall determine whether the proposed nominee is qualified to serve, and, within such period, the Secretary shall mail written notice of the Board's determination to the proposing shareholder. In the event that the Board of Directors determines that any such nominee is not qualified to serve, the Secretary's notice to the shareholder shall contain a brief description of the reasons for the Board's decision and the shareholder shall have ten (10) days from the date the Secretary's notice was mailed to deliver personally to or otherwise cause the Secretary to receive either:

          (i)          a request that the Board of Directors of the corporation reverse their decision (with a statement detailing the reasons why the Board of Directors should take such action); or

          (ii)          a notice of the shareholder's intent to propose an alternative nominee (any such notice shall include all of the information required by Section 3(b) of this Article III).

The Board of Directors shall consider any such request for reversal of the their decision at the first regularly scheduled meeting of the Board of Directors following the date on which the shareholder's request for such action is received by the Secretary. The Secretary shall mail written notice to the shareholder of the Board of Directors' decision concerning any such request within five (5) days after the date of the Board of Directors meeting at which such request was considered. The Secretary shall mail written notice to the shareholder of the Board's decision concerning the eligibility to serve of any such alternative nominee within ten (10) days after the Secretary's receipt of a shareholder's notice of intent to propose an alternative nominee. All determinations as to eligibility to serve made by the Board of Directors, unless reversed by the Board of Directors as provided herein, shall be binding and conclusive.

          (b)          Nominations for elections to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations for a new director by the Board of Directors to fill any vacancy or otherwise for election to the Board, shall be made by the Board after consideration of the proposed nominee qualifications (as set forth in Section 3(a) of this Article III). Nominees proposed by shareholders for which written proxy solicitation by the Board of Directors is sought shall be made in writing (which shall, upon request of the Board of Directors, include a Director Qualification, Eligibility and Disclosure Questionnaire completed by the proposed nominee) and shall be delivered or mailed to the Chairman or the Secretary by December 31 of the year preceding the year in which the nomination is proposed. Other shareholder nominations of any one or more persons for nomination for election as director may be made by any shareholder entitled to vote in the election of directors at the particular meeting at which the nomination is to occur only in person or by proxy at such meeting and only if written notice of such shareholder's intent to make such nomination or nominations has been delivered personally to or otherwise received by the Secretary at least thirty (30) days, but no more than ninety (90) days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding annual meeting of shareholders. Each such notice shall contain a representation that:

          (i)          the shareholder is, and will be on the record date, a beneficial owner and a holder of record of stock of the corporation entitled to vote at such meeting;

          (ii)          the shareholder has, and will have on the record date, full voting power with respect to such shares; and

          (iii)          the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Additionally, each such notice shall include:

          (A)          the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

          (B)          a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

          (C)          the number and kinds of securities of the corporation held beneficially or of record by each proposed nominee;

          (D)          the consent of each proposed nominee to serve as a director if so elected; and

          (E)          a completed Director Qualification, Eligibility and Disclosure Questionnaire.

Any such notice of shareholder's intent, and any nomination based thereon, which is not fully in compliance with the requirements of this Section 3 of this Article III, or which contains any information which is false or misleading, shall be void and of no effect.

          Section 4.          Vacancies. Newly created directorships resulting from any increase in the total number of authorized directors may be filled by the affirmative vote of not less than 80% of the directors then in office, or by a sole remaining director, at any regular or special meeting of the Board of Directors or by the shareholders, and (ii) any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of not less than 80% of the directors then in office, or by a sole remaining director, at any regular or special meeting of the Board of Directors. If the number of directors is increased or decreased, any increase or decrease shall be apportioned as nearly as possible among each class so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill any vacancy resulting from any increase in such class shall hold office for a term which shall coincide with the remaining term of that class. No decrease in the total number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Section 5.          Fees and Expenses. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated annual salary as director. No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation for such service. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 6.          Resignation and Removal. Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by this Corporation, or at such subsequent time as set forth in the notice of resignation. Directors may only be removed as provided by statute or the Articles of Incorporation.

          Section 7.          Chairman of the Board. The Board of Directors at its first meeting after the annual meeting of the shareholders, or as soon as practicable after the election of directors in each year, shall appoint from its number a Chairman of the Board. He or she shall have such other duties and powers as may be imposed upon or given to him or her by the Board of Directors but shall not be an officer or executive officer of the Corporation unless he or she is also appointed the Chief Executive Officer, or the President or otherwise appointed an officer by the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall be a member of any committee of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders, or the Chairman of the Board or the Board of Directors may appoint a Vice Chairman of the Board, the

Chief Executive Officer, or the President to serve as chairman of any or all meetings of the shareholders in lieu of the Chairman of the Board.

ARTICLE IV
COMMITTEES OF DIRECTORS

          Section 1.          Committees. The Board of Directors may from time to time appoint committees, whose membership shall consist of such members of the Board of Directors as it may deem advisable, to serve at the pleasure of the Board. The Board of Directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members. The Board of Directors may fill any vacancies in any committee as they occur.

          Section 2.          Executive/Finance Committee. The Executive/Finance Committee will have and may exercise the full powers and authority of the Board of Directors in the management of the business affairs and property of the Corporation during the intervals between meetings of the Board of Directors. The Executive/Finance Committee also has the power and authority to declare distributions and dividends and to authorize the issuance of stock.

          Section 3.          Audit Committee. The Audit Committee will perform the function of an audit committee for the Corporation and each of it's subsidiaries as that function is defined in the Audit Committee Charter adopted by the Board of Directors from time to time. The Audit Committee shall have the authority, responsibilities and powers provided in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Audit Committee shall have the qualifications set forth in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

          Section 4.          Compensation Committee. The Compensation Committee will perform the function of a compensation committee for the Corporation and each of its subsidiaries as that function is defined in the Compensation Committee Charter adopted by the Board of Directors from time to time. The Compensation Committee shall have the authority, responsibilities, and powers provided in the Compensation Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Compensation Committee shall have the qualifications set forth in the Compensation Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

          Section 5.          Governance Committee. The Governance Committee will perform the function of a governance and nominations committee for the Corporation and each of its subsidiaries as that function is defined in the Governance Committee Charter adopted by the Board of Directors from time to time. The Governance Committee shall have the authority, responsibilities, and powers provided in the Governance Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Governance Committee shall have the qualifications set forth in the Governance Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

          Section 6.          Other Committees. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

          Section 7.          Meetings. Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the following business day or on such other day as the chairman of the committee may determine. Special meetings of committees may be called by any member, and notice of special meetings may be given to the members personally, by telephone, by mail, or by electronic transmission. A majority of the members of a committee will constitute a quorum for the transaction of the business of the committee. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

          Section 8.          Substitutes. In the absence or disqualification of a member of a committee, the members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint any other member of the board who has the qualifications, if any, set forth in the committee charter to act at the meeting in place of such absent or disqualified member.

ARTICLE V
MEETINGS OF DIRECTORS

          Section 1.          Places of Meetings. The Board of Directors of this Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

          Section 2.          Organizational Meeting of Board. The Board of Directors may meet immediately following each annual meeting of shareholders and no notice of such meeting shall be necessary to any newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as provided in these Bylaws for special meetings of the Board of Directors, unless such notice shall have been waived by each of the directors as provided in these Bylaws.

          Section 3.          Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

          Section 4.          Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer. Special meetings shall be called by the Chairman of the Board or the Chief Executive Officer on the request of any two directors.

          Section 5.          Notice of Meetings. Except as otherwise provided by these Bylaws, notice of the date, time, and place of each meeting of the Board of Directors shall be given to each director by either of the following methods:

          (a)          by mailing a written notice of the meeting to the address that the director has designated or, in the absence of designation, to the last known address of the director, at least two days before the date of the meeting; or

          (b)          by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by a form of electronic transmission to which the director has consented, to the address that the director has designated, or in the absence of such designation, to the director's last known office or home.

          Section 6.          Purpose Need Not Be Stated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

          Section 7.          Board Quorum. At all meetings of the Board of Directors a majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

          Section 8.          Action Without a Meeting. Any action required or permitted to be taken under authorization voted at any meeting of the Board of Directors, or of any committee of the board, may be taken without a meeting if, before or after the action, all members of the board then in office or of such committee, as the case may be, consent thereto in writing or by electronic transmission. The consent shall have the same effect as a vote of the board or committee for all purposes. Any such consent shall be filed with the minutes or proceedings of the board or committee.

          Section 9.          Meeting by Remote Communication. The Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such board or committee by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

          Section 10.          Waiver of Notice. A director's attendance at or participation in a meeting of the Board of Directors or any committee constitutes a waiver of notice of the meeting, unless the director at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. Notice of any meeting of the board or a committee need not be given to any person entitled thereto who waives such notice in writing, either before or after such meeting.

ARTICLE VI
OFFICERS

          Section 1.          Appointment of Officers. The Board of Directors shall appoint a Chief Executive Officer, President, a Secretary and a Treasurer and may appoint one or more Executive Vice Presidents or Senior Vice Presidents, all of whom shall be officers of the Corporation. The Board of Directors may also appoint and expressly designate such other individuals as it may deem proper to be officers of the Corporation, with such titles as the Board of Directors may deem appropriate. Any officer or agent elected by the Board shall hold office for an indefinite term at the pleasure of the Board of Directors. All officers and agents shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation, as may be delegated by the Board of Directors. Any officer, the Chairman of the Board or an agent may be removed by the Board of Directors whenever in its judgment the business interest of the Corporation will be served thereby. The Board of

Directors may secure the fidelity of any or all of the officers by bond or otherwise. The Board of Directors shall have the power to fill any vacancies in any offices occurring from whatever reason.

          Section 2.          Appointment to Title Positions. The Board of Directors, Chairman of the Board, or Chief Executive Officer may from time to time appoint individuals to titled positions. Holders of titled positions who may from time to time be appointed pursuant to this Section shall hold such titles as are assigned by the Board of Directors, Chairman of the Board, or Chief Executive Officer. Dismissal of the holder of a titled position, appointment of replacement for a holder of a titled position, appointment of an additional titled position holder, and a change of titled position holder to a different or additional position, may be made by the Board of Directors, Chairman of the Board, or Chief Executive Officer. Any two or more titled positions may be filled by the same person.

          Section 3.          Authority of Officers. The Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Secretary and Treasurer, and such other persons as the Board of Directors shall have appointed and expressly designated as officers shall be the only officers of the Corporation. Only the officers of the Corporation shall have the discretionary authority to determine the fundamental policies of the Corporation. Holders of titled positions who have not been expressly designated as officers of the Corporation in this Section or by the Board of Directors shall not be officers of the Corporation regardless of their titles.

          Section 4.          Authority of Titled Positions. Holders of title positions who are not officers shall not have discretionary authority to determine fundamental policies of the Corporation and shall not, by reason of holding such titled positions, be entitled to have access to any files, records, or other information relating to or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors, Chairman of the Board, or the Chief Executive Officer.

          Section 5.          Chief Executive Officer. The Chief Executive Officer shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the Corporation and shall have the general control and management of the business and affairs of the Corporation. The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the Corporation, other than the officers appointed by the Board of Directors, as he or she may deem necessary.

          Section 6.          President. The President shall have the general and active management of the business of the Corporation and shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors, Chairman of the Board, or Chief Executive Officer.

          Section 7.          Vice President. Each Executive Vice President, Senior Vice President, Vice President, Assistant Vice President and such other vice presidents as may be appointed or designated by the Board of Directors shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors, Chairman of the Board, Chief Executive Officer or President. In case of the absence of or the inability to act of the President, the duties of the President shall, unless otherwise specified by these Bylaws, be performed by the Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents, the Assistant Vice Presidents, and then such other vice presidents as may be designated by the Board of Directors in the order of their seniority or such other priority as may be established by the Board of Directors, unless and until the Board of Directors shall otherwise direct, and, when so acting the duly authorized Executive Vice President, Senior Vice President, Vice President, or Assistant Vice President shall have all the powers of, and shall be subject to the restrictions upon, the President.

          Section 8.          Secretary. The Secretary shall attend all meetings of the shareholders and the Board of Directors and shall preserve in books of the Corporation true minutes of the proceedings of all such meetings. The Secretary may give any notices required by statute, bylaw or resolution.

          Section 9.          Treasurer. The Treasurer shall have custody of all corporate funds and securities and shall keep in books of the Corporation full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all monies, securities, and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as ordered by the Board of Directors, taking proper receipts for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the Board of Directors, or whenever requested by them, an account of all transactions as Treasurer and of the financial condition of the Corporation.

          Section 10.          Combined Offices. The Board of Directors may combine any of the above described offices, except those of President and any Vice President.

ARTICLE VII
STOCKS AND TRANSFERS

          Section 1.          Certificates for Shares. Every shareholder shall be entitled to have a certificate for his, her, or its shares signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President, and the Secretary or the Treasurer certifying the number and class of shares represented by the certificate. If the certificate is signed by a transfer agent or by registrar acting on behalf of the Corporation, the signature of the Chief Executive Officer, President, Vice President, Secretary, or Treasurer, may be by facsimile.

          Section 2.          Issuance of Shares Without Certificates. The Corporation may issue some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement confirming the issuance or transfer of shares without certificates. Such written statement shall include (i) the name of the Corporation and that it is formed under the laws of the State of Michigan, (ii) the name of the person to whom the shares are issued, (iii) the number and class of shares and the designation of the series, if any, (iv) that the holder of the shares is entitled to have a certificate upon written request made to the secretary of the Corporation, and (v) any other information required by law.

          Section 3.          Fractional Shares. The Corporation may issue fractions of shares. The Corporation may issue certificates for fractions of shares or issue fractions of shares without certificates. Holders of fractions of shares shall be entitled to exercise voting rights and to receive dividends and distributions in proportion to their fractional shares. The Corporation may, alternatively, pay in cash the fair value of fractions of shares, as determined from time to time by the Board of Directors, as of the time when those entitled to receive the fractions are determined.

          Section 4.          Lost or Destroyed Certificates. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the Corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates any or all of the following: (a) presentation of additional evidence or proof of the loss, destruction or mutilation claimed; (b) advertisement of loss in such a manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve; or (d) the order or approval of a court or judge.

          Section 5.          Transferable Only on Books of Corporation. Shares shall be transferable only on the books of the Corporation by the person named in the certificate, or by attorney lawfully constituted in writing, or by the Secretary of the Corporation, and upon surrender of the certificate. A record shall be made of every transfer and issue. Whenever any transfer is made for collateral security and not absolutely, that fact shall be so expressed in the entry of the transfer.

          Section 6.          Registered Shareholders. The Corporation shall have the right to treat the registered holder of any share as the absolute owner, and shall not be bound to recognize any equitable or other claim to, or interest in, the share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as may be otherwise expressly provided by the statutes of Michigan.

          Section 7.          Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and registrar of transfers, and may require all certificates of shares to bear the signature of the transfer agent and of the registrar of transfers, or as the Board of Directors may otherwise direct.

          Section 8.          Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient regulating the issue, transfer and registration of certificates for shares of this Corporation.

ARTICLE VIII
INDEMNIFICATION

          Section 1.          Indemnification in Action by Third Party. The Corporation shall indemnify any director or officer and may indemnify any employee, agent, or other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 2.          Indemnification in Action by or in Right of the Corporation. The Corporation shall indemnify any director or officer and may indemnify any employee, agent, or other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification shall not be made for any such claim, issue, or matter in which the person shall have been found liable to the Corporation except to the extent authorized by statute.

          Section 3.          Expenses. To the extent that a director or officer of the Corporation or any other person entitled to mandatory indemnification under Section 1 or 2 of this Article has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the Corporation shall indemnify that person against actual and reasonable expenses (including attorneys' fees), incurred by the person in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section. The Corporation may indemnify any other employee, agent or person who may be indemnified under Section 1 or 2 to the extent that person has been successful on the merits or otherwise against actual and reasonable expenses (including attorneys' fees) incurred by the person in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

          Section 4.          Determination, Evaluation, and Authorization of Indemnification.

          (a)          Any person who claims indemnification under Section 1 or 2 of this Article or the Articles of Incorporation shall be entitled to a strong presumption that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or its shareholders and, with respect to a criminal action or proceeding, that he or she had no reason to believe his or her conduct was unlawful. Except as otherwise provided in Subsection (e) or unless ordered by a court, the Corporation shall make an indemnification under Section 1 or 2 of this Article upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation may be made in any of the following ways:

          (i)          By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (ii)          If a quorum cannot be obtained under Subsection (i) above, by majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

          (iii)          By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

          (A)          By the Board or its committee in the manner prescribed in Subsection (i) or (ii) above.

          (B)          If a quorum of the Board cannot be obtained under Subsection (i) above and a committee cannot be designated under Subsection (ii) above, by the Board.

          (iv)          By all independent directors (as that term is defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (v)          By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

          (b)          In the designation of a committee under Subsection (a)(ii) or in the selection of independent legal counsel under Subsection (a)(iii)(B), all directors may participate.

          (c)          If a person is entitled to indemnification under Section 1 or 2 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

          (d)          The Corporation shall authorize payment of indemnification under this Section in one of the following ways:

          (i)          By the Board in one of the following ways:

          (A)          If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

          (B)          By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (C)          If the Corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

          (D)          If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceedings, by the vote necessary for action by the Board in accordance with Section 523 of the Michigan Business Corporation Act, in which authorization all directors may participate.

          (ii)          By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

          (e)          To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the Corporation may indemnify a director for the expenses and liabilities described in this Subsection without a determination that the director has met the standard of conduct set forth in Section 1 or 2, but no indemnification shall be made except to the extent authorized in Section 564c of the Michigan Business Corporation Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act, or intentionally committed a criminal act. In connection with an action or suit by or in the right of the Corporation as described in Section 2, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section 1, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

          (f)          Notwithstanding the foregoing, if a change in control of the Corporation has occurred, and all or any part of the events or circumstances giving rise to the claim for which indemnification is sought occurred prior to the change in control, a determination that a person claiming mandatory indemnification under this Article is not entitled to indemnification shall be made only by a court of competent jurisdiction in a trial order, opinion, or judgment. A change in control shall be deemed to have occurred if a majority of the Board of Directors is composed of persons who were not directions of this Corporation at the time of all such events and circumstances, or a majority of the shares of common stock of the Corporation or its successor are held by a shareholder or group of shareholders who held fewer than 25 percent of the Corporation's common stock at the time of such events and circumstances.

          Section 5.          Advances.

          (a)          The Corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if the person furnishes the Corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the applicable standard of conduct, if any, required by statute for the indemnification of a person under the circumstances.

          (b)          The undertaking required by Subsection (a) above must be an unlimited general obligation of the person, but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

          (c)          An evaluation of reasonableness under this Section shall be made in the manner specified in Section 4(a) above, and authorizations shall be made in the manner specified in Section 4(d) above.

          (d)          A provision in the Articles of Incorporation or Bylaws, a resolution of the Board or shareholders, or an agreement making indemnification mandatory shall also make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.

          Section 6.          Other Indemnification Agreements. The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided in Sections 1 to 6 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the person's heirs, personal representatives, and administrators.

          Section 7.          Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the Corporation would have power to indemnify the person against the liability under Sections 1 to 6.

          Section 8.          Constituent Corporation. For the purposes of this Article, "Corporation" includes all constituent Corporations absorbed in a consolidation or merger and the resulting or surviving Corporation, so that a person who is or was a director, officer, employee, or agent of the constituent Corporation or is or was serving at the request of the constituent Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as the person would if the person had served the resulting or surviving Corporation in the same capacity.

          Section 9.          Definitions. For the purposes of this Article: (a) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (b) "other enterprises" shall include employee benefit plans; (c) "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which service imposes duties on, or involves services by, the director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in manner "not opposed to the best interest of the Corporation or its shareholders" as referred to in Sections 1 and 2.

          Section 10.          Contract Rights. The provisions of this Article shall be deemed to be a contract for the benefit of and enforceable by any person entitled to indemnification under this Article and shall be applicable to actions, suits, or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors and officers of the Corporation who have ceased to render such service, and shall inure to the benefit of the heirs, executors, and administrators of the directors and officers of the Corporation referred to in this Article. Changes in these Bylaws reducing the scope of indemnification shall not apply to actions or omissions occurring before such change. The provisions of this Article shall survive any merger, consolidation or sale of the Corporation's stock or substantially all of the business or assets of the Corporation.

          Section 11.          Savings Clause. If this Article or any portion thereof shall be invali-dated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation whose indemnification is authorized under the Articles of Incorporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

          Section 12.          Construction. It is the intent of this Article to grant to the directors and officers of this Corporation, and to directors and officers serving at the request of this Corporation as directors, officers, employees, or agents of another Corporation, partnership, joint venture, trust, or other enterprise, the broadest indemnification permitted under the laws of the State of Michigan, as the same may be amended from time to time. This Article shall be liberally construed to give effect to such intent. This Corporation further intends, acknowledges, and agrees that all directors and executive officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article. Accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any director or officer without his or her consent.

ARTICLE IX
SUBSIDIARIES

          Section 1.          Subsidiaries. With respect to each corporation, partnership, limited liability company, limited partnership, joint venture, trust, or other enterprise which is wholly or partly owned or controlled by this Corporation ("Subsidiary"):

          (a)          The Board of Directors, the Chief Executive Officer, or any executive officer appointed by the Board of Directors may vote the shares of stock owned by this Corporation in the Subsidiary for the election of directors of the Subsidiary, or for any amendments to the Articles of Incorporation, Bylaws, or governing instruments of the Subsidiary, or for the liquidation, merger, or sale of assets of any the Subsidiary.

          (b)          The Board of Directors, the Chief Executive Officer, or any executive officer appointed by the Board of Directors may nominate and cause to be elected to the Board of

Directors of the Subsidiary such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of this Corporation.

          (c)          Subject to applicable corporate law, the Articles of Incorporation, Bylaws, or governing instruments of the Subsidiary, the Board of Directors, the Chief Executive Officer, or any executive officer appointed by the Board of Directors of this Corporation may instruct the directors of the Subsidiary as to the manner in which they are to vote upon any issue properly coming before them as the directors of the Subsidiary. Directors of the Subsidiary shall have no liability to this Corporation as the result of any action taken in accordance with such instructions from this Corporation.

          Section 2.          Subsidiary Officers. The officers of any Subsidiary shall not, by virtue of holding such title and position, be deemed to be executive officers of this Corporation, nor shall any such officer of a Subsidiary, unless he or she is also a director or executive officer of this Corporation, be entitled to have access to any files, records, or other information relating or pertaining to this Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of this Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.

ARTICLE X
GENERAL PROVISIONS

          Section 1.          Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          Section 2.          Loans or Debt Obligations. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                    By resolution of the Board of Directors, and without approval of shareholders, the Corporation at any time, or from time to time, may authorize and issue debt obligations of any kind or type, whether or not subordinated to other liabilities of the Corporation.

          Section 3.          Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          Section 4.          Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

          Section 5.          Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year.

ARTICLE XI
REDEMPTION OF CONTROL SHARES

          Section 1.          Purpose. It is the purpose of this Article XI that shares of the Corporation acquired in a Control Shares Acquisition be fully subject to redemption as provided in Sections 799(1) and (2) the Michigan Business Corporation Act, MCLA 450.1799(1) and (2), as amended, the "Stacey, Bennett, and Randall Shareholder Equity Act" (the "Act"), and the provisions of this Article XI are to be interpreted to achieve that purpose. Capitalized terms used in this Article XI which are defined or used in the Act shall have the definitions and meanings provided for them in the Act.

          Section 2.          Redemption Before Vote. Control Shares acquired in a Control Share Acquisition after December 16, 1997, shall be subject to redemption by the Corporation at the Fair Value thereof within sixty days after the last acquisition of such Control Shares if no Acquiring Person Statement has been filed with the Corporation.

          Section 3.          Redemption After Vote. Control Shares acquired in a Control Share Acquisition after December 16, 1997, shall be subject to redemption by the Corporation at the Fair Value thereof after an Acquiring Person Statement has been filed and after the meeting at which the voting rights of the Control Shares are submitted to the shareholders if the Control Shares have not been accorded full voting rights by the shareholders.

          Section 4.          Procedure. All or any part of shares subject to redemption by the Corporation pursuant to Section 2 or Section 3 of this Article XI shall be redeemed by written Notice of Redemption sent first class or certified mail to each holder of record on the books of the Corporation on the date of Notice of Redemption known to the Corporation to be a holder of shares subject to redemption. The Corporation may also publish Notice of Redemption. The Notice of Redemption shall be in form approved by the Board of Directors and shall specify the time of redemption which shall be not less than thirty nor more than sixty days after the Notice of Redemption, the place of redemption and the redemption price as determined by the Board of Directors in accordance with the Act in good faith from information available to it at the time of Notice of Redemption. If the Corporation publishes Notice of Redemption, all shares subject to redemption shall be redeemed regardless of whether Notice of Redemption has been mailed to all holders thereof.

          The redemption price set forth in the Notice of Redemption shall be deemed conclusively to be the Fair Value of the shares subject to redemption and the redemption price unless a holder of shares subject to redemption shall notify the Corporation in writing within fifteen days of the date of the Notice of Redemption, supported by credible evidence, of a fair value other than that set forth as the redemption price in the Notice of Redemption. In the event of such a notification, the Corporation shall either:

          (a)          send to all holders of record of shares subject to redemption to whom the Notice of Redemption was sent a replacement Notice of Redemption setting forth a new redemption price re-determined by the Board of Directors on the basis of evidence then available to it;

          (b)          reject the evidence furnished to it and redeem all shares subject to redemption at the time and place and for the redemption price set forth in the Notice of Redemption; or

          (c)          cancel the redemption by written notice to all holders of shares subject to redemption to whom the Notice of Redemption was sent.

          At any time after Notice of Redemption has been given the Corporation may, on or prior to the date specified in the Notice of Redemption, deposit either cash or a letter of credit with a Michigan state bank or a national banking association having capital, surplus and undivided profits of at least $50,000,000.00, named in the Notice of Redemption, for the aggregate redemption price, in trust, for immediate payment, in the amounts aforesaid, to the respective orders of the holders of the shares so to be redeemed and upon surrender of the certificates for such shares or such endorsement to the Corporation or its nominee or otherwise as may be required. Upon the date fixed for redemption (unless the Corporation shall default in making payments of the redemption price as set forth in such notice) and the Corporation's compliance with any applicable provisions of the Act, as then in effect, such holders shall cease to be shareholders with respect to the said shares so called for redemption, and from and after the date fixed for redemption (the Corporation not having defaulted in making payment of the redemption price as set forth in the Notice of Redemption) the said shares so called for redemption shall no longer be transferable on the books of the Corporation and the holders thereof shall have no interest in or claim against the Corporation with respect to the said shares but shall be entitled only to receive the redemption price from the said bank, trust company or national banking association or from the Corporation, without interest thereon, upon surrender of the certificates as aforesaid. Any funds so deposited (together with any interest thereon) which shall not be required for such redemption shall be returned to the Corporation forthwith.

          If at any time less than all of the Control Shares are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata to the nearest whole share per holder. The Board of Directors of the Corporation, subject to the foregoing, shall, in each instance, prescribe the manner in which the Control Shares shall be redeemed.

ARTICLE XII
AMENDMENTS

          These Bylaws may be altered, amended, or repealed, in whole or in part, or new Bylaws may be adopted, by the vote of a majority of the Board of Directors, without shareholder approval; provided, that notice of such alteration, amendment, repeal, or adoption of new Bylaws shall be contained in the notice of such meeting of the Board of Directors provided, however, that Article I, Section 11; Article III, Sections 1, 3, and 4; Article XI and this Article XII shall not be altered, amended or repealed, nor may any bylaw inconsistent with those Bylaws be adopted, unless, by an affirmative vote of not less than 80% of the Board of Directors or the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote, voting together as a single class.